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                                                                    EXHIBIT 23.2

               [Williamson Petroleum Consultants, Inc. Letterhead]

                CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

         As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about July 18, 2002, of information from our reserves report March 1, 2002 entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Major-Value Properties in the United States, Effective December 31, 2001, for Disclosure to the Securities and Exchange Commission, Williamson Project 1.8872." We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                    /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.
                                    WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
July 17, 2002